Exhibit 5.1

Texxon Holding Limited

c/o Osiris International Cayman Limited

Suite #4-210, Governors Square

23 Lime Tree Bay Avenue

PO Box 32311

Grand Cayman KY1-1209

Cayman Islands

25 March 2026

Texxon Holding Limited (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company's registration statement on Form F-1 (the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) and the Company's preliminary prospectus included in the Registration Statement (the Prospectus) filed on 24 March 2026 with the U.S. Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended, relating to the offering and sale to the public of up to 1,898,734 ordinary shares in the Company of par value US$0.0001 each (the Shares) at an assumed offering price of US$6.32 per Share for a total assumed offering amount of up to US$12,000,000.

1.	Documents Reviewed

For the purposes of this opinion letter, we have examined a copy of each of the following documents:

(a)	the certificate of incorporation of the Company dated 19 January 2022;

(b)	the amended and restated memorandum and articles of association of the Company (the M&A) that were adopted on 22 October 2025;

(c)	a copy of the Company's register of directors and officers that was provided to us by the Company on 24 March 2026, and the certificate from a director of the Company dated 24 March 2026 (together with the M&A and the Certificate of Good Standing (defined below), the Company Records);

(d)	written resolutions of the board of directors of the Company passed on 23 March 2026 approving (among other things) the offering, allotment and issue of the Shares (the Resolutions);

(e)	a certificate of good standing dated 24 March 2026, issued by the Registrar of Companies (the Registrar) in the Cayman Islands (the Certificate of Good Standing);

(f)	the Registration Statement;

(g)	the Prospectus;

(h)	a draft copy of the placement agency agreement to be entered into between the Company and D. Boral Capital LLC relating to the offering of the Shares as filed as an exhibit to the Registration Statement; and

(i)	a draft copy of the securities purchase agreement to be entered into between the Company and the investors in the offering of the Shares as filed as an exhibit to the Registration Statement.

2.	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion. In giving these opinions we have relied upon the following assumptions, which we have not independently verified:

2.1	each document examined by us, whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect;

2.2	where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of the draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the factual representations made in the documents reviewed by us are accurate and complete in all respects;

2.4	the Resolutions were duly passed, are in full force and effect and have not been amended, varied, revoked or superseded in any respect;

2.5	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.6	there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below;

2.7	the directors of the Company have not exceeded any applicable allotment authority conferred on the directors by the shareholders;

2.8	upon issue of the Shares, the Company will receive in full the consideration for which the Company agreed to issue the Shares (less any expenses and commissions to be paid to the placement and other offering expenses payable by the Company), which shall be equal to at least the par value thereof;

2.9	the Registration Statement and the Prospectus (and each agreement filed as an exhibit thereto) are valid and binding under the laws of the United States of America and the Registration Statement has been duly filed with the Commission;

2.10	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement in accordance with the M&A; and

2.11	the Company Records were, when reviewed by us, and remain at the date of this opinion accurate and complete.

3.	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company is incorporated under the Companies Act (as amended) of the Cayman Islands (the Companies Act), validly exists under the laws of the Cayman Islands as an exempted company and is in good standing with the Registrar.

3.2	Based solely on our review of the M&A, the authorised share capital of the Company is US$50,000 divided into 450,000,000 ordinary shares of a par value of US$0.0001 each and 50,000,000 preference shares of a par value of US$0.0001 each and the Company has sufficient authorized but unissued share capital to issue each Share.

3.3	The issue and allotment of the Shares has been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement and the Prospectus, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.4	The statements under the caption "Cayman Islands Taxation," “Enforcement of Judgments,” and “Description of our Securities” in the Prospectus, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

4.	Qualifications

4.1	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.2	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the Cayman Islands or the effect of any document under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in any document referred to in this opinion. For the purposes of this opinion, we have only examined the documents listed in paragraph 1 above. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in any document and we offer no opinion on any such term or document.

4.3	Under Cayman Islands law, good standing means only that, as of the date of issue of the Certificate of Good Standing, the Company has paid all fees and penalties under the Companies Act and is not, to the Registrar's knowledge, in default under the Companies Act. To maintain the Company in good standing, the Company:

(a)	must pay all fees and penalties under the Companies Act; and

(b)	must not be, to the Registrar's knowledge, in default under the Companies Act.

4.4	In this opinion the phrase non-assessable means, with respect to Shares in the Company, that a member shall not, solely by virtue of its status as a member, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances and subject to the M&A, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5.	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name on the cover page of the Prospectus and under the headings "Summary", "Taxation", "Legal Matters" and "Enforcement of Judgments" in the Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Mourant Ozannes (Cayman) LLP

Mourant Ozannes (Cayman) LLP

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